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EXHIBIT F

                                                     August 12, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


                  Re:  Columbia Energy Group, File No. 70-09421

Dear Sirs:

         As counsel for Columbia Energy Group ("Columbia"), a holding company registered under the Public Utility Holding Company Act of 1935 (the "Act"), and its subsidiary companies, I deliver to you this opinion for filing as Exhibit F to the Application-Declaration referenced above. Briefly stated, Columbia is seeking authority to engage in the factoring of accounts receivable through one or more, existing or newly formed or acquired, direct or indirect subsidiaries (each a "Factoring Sub"). Factoring Sub would engage in the factoring of accounts receivable interests ('Receivables") of associate and of nonassociate companies within limits prescribed in the Application-Declaration.

         In connection with the above, I have examined:

         (i)      the Application-Declaration, as amended; and

         (ii) such other documents, records and matters of law as I deemed necessary to enable me to render this opinion;

         Based upon the foregoing and relying thereupon, I am of the opinion that if the above referenced transactions are consummated in accordance with the Application-Declaration:

         (i) all state and federal laws applicable to the proposed transactions will have been complied with; and

         (ii) the consummation of the proposed transactions will not violate the legal rights of the holders of any securities issued by Columbia, or by any associate company thereof.

         I hereby consent to the filing of this opinion as an exhibit to the Application-Declaration.

                                       Very truly yours,

                                       /s/ Christopher J. Lord
                                       -----------------------------------------
                                       Columbia Energy Group Service Corporation



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